UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 29, 2015

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OSI SYSTEMS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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DELAWARE	000-23125	330238801
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)
12525 CHADRON AVENUE HAWTHORNE, CA 90250
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(310) 978-0516
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

N/A
 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 29, 2015, we issued a press release announcing our financial results for the first quarter ended September 30, 2015. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein in its entirety by this reference.

We are furnishing the information contained in this Item 2.02 (including Exhibit 99.1). It shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 8.01. Other Events.

On October 29, 2015, we announced that our board of directors (the “Board”) authorized the purchase of up to 500,000 additional shares of common stock under our existing stock repurchase program. The stock repurchase program was originally authorized by the Board in March 1999 and was subsequently amended in September 2004 and April 2013. This most recent increase brings the aggregate number of shares authorized for repurchase under the program from 4,000,000 to 4,500,000 shares.

Since inception of the stock repurchase program, we have repurchased an aggregate of 3,520,236 shares of common stock, leaving a remaining balance of up to 979,764 shares authorized for purchase under the current program, as increased.

Purchases may be made from time to time in the open market or in privately negotiated transactions and block trades, in accordance with federal securities laws, including Rule 10b-18 promulgated under the Securities Exchange Act of 1934, as amended. This program does not have an expiration date. The share repurchase program may be modified, terminated or expanded by us at any time without prior notice. There is no guarantee as to the exact number of shares, if any, that will be purchased by us. The amount and timing of any purchases will depend on a number of factors, including price, trading volume, general market conditions, legal requirements, and other factors.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

        Exhibit 99.1:  Press Release of OSI Systems, Inc., dated October 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYSTEMS, INC.
Date:	October 29, 2015

		By:	/s/ Alan Edrick
Alan Edrick
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of OSI Systems, Inc., dated October 29, 2015.